UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2008

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 30, 2008, the compensation committee (the "committee") of the board of directors of InterDigital, Inc. (the "company"), after considering information on total compensation for the company’s executive officers, competitive conditions, accomplishment of company goals during fiscal year 2008, and individual performance, (i) established annual base salaries for fiscal year 2009 for, (ii) approved fiscal year 2008 bonus awards to, (iii) determined the payouts earned with respect to performance-based cash awards previously granted under the company’s long-term compensation program ("LTCP") to, and (iv) reinstated the company’s supplemental payment program for executive officers for fiscal year 2009 in the form of equity grants to, among other executive officers: William J. Merritt, President and Chief Executive Officer; Scott A. McQuilkin, Chief Financial Officer; Lawrence F. Shay, Executive Vice President of Intellectual Property and Chief Intellectual Property Counsel; and Mark A. Lemmo, Sr., Executive Vice President, Business Development and Product Management (collectively, the "named executive officers").

The following fiscal year 2009 base salaries were approved for the named executive officers.

William J. Merritt, President and Chief Executive Officer: $500,000
Scott A. McQuilkin, Chief Financial Officer: $307,500
Lawrence F. Shay, Executive Vice President of Intellectual Property and Chief Intellectual Property Counsel: $328,900
Mark A. Lemmo, Sr., Executive Vice President, Business Development and Project Management: $316,500

Following the assessment of the company’s achievement of its fiscal year 2008 goals and individual performance during fiscal year 2008, the committee approved the following bonus awards to the named executive officers pursuant to the company’s annual employee bonus plan, which are expected to be paid in February 2009.

William J. Merritt, President and Chief Executive Officer: $299,250
Scott A. McQuilkin, Chief Financial Officer: $117,700
Lawrence F. Shay, Executive Vice President of Intellectual Property and Chief Intellectual Property Counsel: $174,375
Mark A. Lemmo, Sr., Executive Vice President, Business Development and Project Management: $121,746

One hundred percent (100%) of all bonuses set forth above will be paid in cash.

Upon further assessment of the individual performance by certain executive officers during fiscal year 2008 and taking note of increased levels of stock ownership guidelines for certain executive officers effective January 1, 2009, the committee approved the following one-time awards of restricted stock units ("RSUs") to the named executive officers set forth below, which were granted on January 1, 2009 and will vest annually, in three equal installments, beginning on the grant date.

William J. Merritt, President and Chief Executive Officer: 4,000 RSUs
Scott A. McQuilkin, Chief Financial Officer: 5,000 RSUs
Lawrence F. Shay, Executive Vice President of Intellectual Property and Chief Intellectual Property Counsel: 8,000 RSUs

The committee also approved, effective January 1, 2009, the increase of the target payout amount for Mr. McQuilkin under the LTCP to one hundred percent (100%) of his annual base salary.

According to the terms of the performance-based cash awards the named executive officers received pursuant to the July 1, 2005 through January 1, 2009 LTCP cycle, each named executive officer’s target amount was established as a percentage of his then-effective base salary, and payouts are based on the company’s achievement of certain pre-established performance criteria during the July 1, 2005 through January 1, 2009 program period. The committee reviewed the performance criteria and accomplishments for the July 1, 2005 through January 1, 2009 program cycle and took note that the company is evaluating a number of strategic options for its modem business, which options could include an acquisition or a partnership to achieve the appropriate scale needed to succeed in the market, as well as the sale of the modem business. Accordingly, the committee approved the following cash payouts to the named executive officers, and seventy percent (70%) of each amount is expected to be paid no later than March 15, 2009. The remaining thirty percent (30%) of each payout due to the named executive officers will be paid upon resolution of the strategic direction of the company’s modem business.

William J. Merritt, President and Chief Executive Officer: $882,000
Scott A. McQuilkin, Chief Financial Officer: $192,500
Lawrence F. Shay, Executive Vice President of Intellectual Property and Chief Intellectual Property Counsel: $402,618
Mark A. Lemmo, Sr., Executive Vice President, Business Development and Project Management: $504,394

The committee also took note that the company’s executive officers, including the named executive officers, elected not to participate in the company’s cash supplemental payment program for fiscal year 2008. In order to enhance ownership of company stock by executive officers, the committee reinstated the company’s supplemental payment program for executive officers for fiscal year 2009 by approving for grant on January 1, 2009, one thousand (1,000) shares of restricted stock to each of the company’s executive officers, including each of the named executive officers. Such restricted stock awards vested immediately but are restricted as to transferability until the first anniversary of their grant date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

January 6, 2009	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC